UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2014

NEWFIELD EXPLORATION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-12534	72-1133047
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Waterway Square Place, Suite 100

The Woodlands, Texas 77380

(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 210-5100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On September 2, 2014, Newfield Exploration Company (the “Company”) released a presentation in conjunction with the upcoming Barclay’s Energy Conference (the “Conference”), which is being held this week in New York City. A copy of the slide presentation is furnished herewith as Exhibit 99.1. Highlights from the presentation include the following:

•	The Company has successfully installed the topsides and drilling module for its Pearl oil development, located in the South China Sea. The Company plans to commence drilling field development wells from the platform in the near future and currently expects first oil production during the fourth quarter of 2014. In line with its strategic plan, the Company continues to intend to monetize its business in China and to work with potential purchasers.

•	The Company announced production results on five new wells in the STACK play and two multi-well development pads in the SCOOP play, which are set forth in the presentation.

The information in Item 7.01 of this Current Report, including the exhibit attached hereto as Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Barclay’s Energy Conference Presentation dated September 2, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY

Date: September 2, 2014	By:	/s/ John D. Marziotti
John D. Marziotti
General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Barclay’s Energy Conference Presentation dated September 2, 2014